Exhibit 99.1

Apellis Pharmaceuticals Announces Pricing of Public Offering of Common Stock and Pre-Funded Warrants

WALTHAM, Mass., February 22, 2023 (GLOBE NEWSWIRE) – Apellis Pharmaceuticals, Inc., (Nasdaq:APLS), a global biopharmaceutical company and leader in complement, today announced the pricing of its underwritten public offering of 3,174,603 shares of its common stock at a public offering price of $63.00 per share and, in lieu of common stock to investors who so choose, pre-funded warrants to purchase 2,380,956 shares of its common stock at a public offering price of $62.9999 per pre-funded warrant, for total gross proceeds of approximately $350 million, before deducting underwriting discounts and commissions and offering expenses payable by Apellis. The purchase price of each pre-funded warrant equals the price per share at which the shares of common stock are being sold in the offering, minus $0.0001. All of the shares and pre-funded warrants in the offering are being sold by Apellis. The offering is expected to close on February 27, 2023, subject to customary closing conditions. In addition, Apellis has granted the underwriters a 30-day option to purchase up to 833,333 additional shares of its common stock at the public offering price, less the underwriting discounts and commissions.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and Evercore Group L.L.C. are acting as joint book-running managers for the offering. Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. are acting as co-managers for the offering.

The securities are being offered by Apellis pursuant to an automatically effective shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on February 22, 2023. This offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus may also be obtained by contacting: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 866-803-9204, or by email at prospectus-eq_fi@jpmchase.com; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, or by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com; or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, New York 10055, by telephone at (888) 474-0200, or by email at ecm.prospectus@evercore.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Apellis

Apellis Pharmaceuticals, Inc. is a global biopharmaceutical company that combines courageous science and compassion to develop life-changing therapies for some of the most challenging diseases patients face. We ushered in the first new class of complement medicine in 15 years and now have two approved medicines targeting C3. These include the first and only therapy for geographic atrophy, a leading cause of blindness around the world. With nearly a dozen clinical and pre-clinical programs underway, we believe we have only begun to unlock the potential of targeting C3 across many serious diseases.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the anticipated closing date of the public offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all and other factors discussed in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on February 22, 2023, Apellis’ Annual Report on Form 10-K filed with the SEC on February 21, 2023, and the risks described in other filings that Apellis may make with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and Apellis specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Media Contact:

Lissa Pavluk

media@apellis.com

617.977.6764

Investor Contact:

Meredith Kaya

meredith.kaya@apellis.com

617.599.8178